UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Furmanite Corporation (Exact name of registrant as specified in its charter)

Delaware	74-1191271
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class
None

Item 1.     Description of Securities To Be Registered.

Furmanite Corporation (the “Company”) supplements Item 1 to incorporate the following with respect to its Rights that were issued under the Rights Agreement dated as of April 15, 2008 (the “Rights Agreement”), by and between the Company and The Bank of New York Trust Company, N.A.:

On March 4, 2015, the Board of Directors of the Company approved a change to the terms of the Rights Agreement to accelerate the final expiration date of the rights to the close of business on March 6, 2015, effectively terminating the plan as of such date.

The Rights Agreement, a copy of which was previously filed as Exhibit 4.1 to the Company’s Form 8-A/A filed on April 18, 2008, is incorporated by reference, and the foregoing description is qualified in its entirety by reference to the Rights Agreement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Furmanite Corporation
Date: March 9, 2015

By:	/s/ William F. Fry
Name: William F. Fry
Title: Secretary and General Counsel